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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                _______________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of Earliest Event Reported) - June 1, 1998


                                _______________


                            RF POWER PRODUCTS, INC.
            (Exact name of registrant as specified in its charter)


          NEW JERSEY                                  1-12940                 22-2361086
                                                     ---------
(State or other jurisdiction of              (Commission File Number)       (IRS Employer
         Incorporation)                                                  Identification No.)

1007 LAUREL OAK ROAD, VOORHEES, NEW JERSEY                                       08043
(Address of principal executive offices)                                      (Zip Code)


                                 (609) 627-6100
              (Registrant's telephone number, including area code)


                                _______________

                                 NOT APPLICABLE
             (Former name or address, if changed since last report)

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

ITEM 5.  OTHER EVENTS

     On June 2, 1998, RF Power Products, Inc., a New Jersey corporation ("RF Power"), and Advanced Energy Industries, Inc., a Delaware corporation ("Advanced Energy"), issued a joint press release announcing that they had entered into an Agreement and Plan of Reorganization dated as of June 1, 1998. A copy of the agreement (the "Merger Agreement") is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

     The Merger Agreement, which is among Advanced Energy, RF Power and Warpspeed, Inc. ("Advanced Energy Merger Sub"), a New Jersey corporation and wholly-owned subsidiary of Advanced Energy, provides for the merger (the "Merger") of Advanced Energy Merger Sub with and into RF Power, with RF Power surviving as a wholly-owned subsidiary of Advanced Energy. Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of RF Power ("RF Power Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the number of shares of common stock, par value $.001 per share, of Advanced Energy ("Advanced Energy Common Stock"), that is equal to 3,750,000 divided by the number of shares of RF Power Common Stock issued and outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that (A) if the Closing Price (as defined below) of Advanced Energy Common Stock is less than or equal to $12.11, then the Exchange Ratio shall be the result obtained by dividing $3.74 by the Closing Price, but in no event shall the Exchange Ratio computed pursuant to this clause (A) be greater than 4,000,000 divided by the number of shares of RF Power Common Stock issued and outstanding immediately prior to the Effective Time (the "Effective Time Share Number") and (B) if the Closing Price is greater than or equal to $16.39, the Exchange Ratio shall be the result obtained by dividing $5.06 by the Closing Price, but in no event shall the Exchange Ratio computed pursuant to this clause (B) be less than 3,500,000 divided by the Effective Time Share Number. "Closing Price" means the average closing price of Advanced Energy Common Stock, as reported in The Wall Street Journal, Eastern Edition, for each of the 10 consecutive Trading Days immediately preceding the third Trading Day prior to the meeting of the stockholders of RF Power for the purpose of considering and voting upon the approval of the Merger Agreement and the transactions contemplated thereby. "Trading Day" means a day on which trading is conducted on the Nasdaq National Market.

     The Merger Agreement has been approved by the respective Boards of Directors of Advanced Energy and RF Power. The consummation of the Merger is subject, among other things, to the approval of the Merger by the stockholders of RF Power and to Hart-Scott-Rodino antitrust clearance. The Merger is expected to be accounted for using the pooling of interests method of accounting and to be a tax-free reorganization.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.                 Description
-----------                 -----------

2.1                         Agreement and Plan of Reorganization, dated as of June 1, 1998, by and among Advanced Energy Industries, Inc., Warpspeed, Inc. and RF
                            Power Products, Inc.  (Pursuant to item 601(b)(2) of Regulation S-K, the schedules thereto have been omitted but will be furnished supplementally to the Commission upon request.)

99.1                        Joint Press Release of RF Power Products, Inc. and Advanced Energy
                            Industries, Inc., dated June 2, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RF POWER PRODUCTS, INC.


                                           /s/  Joseph Stach
                                           ----------------------------
                                                Joseph Stach
                                                Chairman, Chief Executive
                                                 Officer and President


June 4, 1998